                                                                    Exhibit 4.2
                                                                    -----------

                  CONSENT ACTION OF THE BOARD OF DIRECTORS OF
                             GLOBAL E TUTOR, INC.,
                            a Delaware corporation

         The undersigned, representing all the members of the Board of Directors of Global E Tutor, Inc., a Delaware corporation (the "Company") do hereby consent to and adopt the following resolutions, effective September 12, 2000.

                      Appointment to the Board of Directors
                      -------------------------------------

         WHEREAS, the Board of Directors of the Company desires to appoint members to fill certain vacancies;

         NOW, THEREFOR, BET IT RESOLVED, that the Board of Directors hereby appoints William Cole Smith as a member of the Board of Directors of the Company to serve until such time as he may resign, is removed or a replacement is elected; and

               Appointment of the Acting Chief Technology Officer
               --------------------------------------------------

         WHEREAS, the Board of Directors of the Company has considered the experience, talents, commitment and suitability of Mr. William Cole Smith and decided that Mr. Smith is well qualified to serve as Acting Chief Technology Officer of the Company.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby appoints Cole Smith to be Acting Chief Technology Officer to serve until such time as he may resign, is removed or a replacement is appointed;

                               Stock Option Grants
                               -------------------

         WHEREAS, the Board of Directors wishes to motivate and create incentives to employees, directors, and consultants to increase the value of the Company; and

         WHEREAS, the Board of Directors wishes to make certain grants to William Cole Smith in connection with his appointment as a Director.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby approve the issuance of the Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's") to the employees, directors, and consultants of the Corporation at an exercise price of $1.00 per share as indicated on Exhibit A
                                                                    ---------
hereto.

         FURTHER RESOLVED, that any act taken or deed done by any director, officer or agent of the Company in accordance with any of the above resolutions or to facilitate the actions contemplated by the resolutions is hereby approved, ratified, confirmed and adopted; and that the directors, officers, and agents of the Company are authorized to take and do such further acts and deeds, and to execute and deliver, for and in the name of the Company, such other documents, papers, and instruments as they deem to be necessary, appropriate, advisable or required in order to effectuate the purpose and intent of the resolutions and to consummate the actions contemplated by the resolutions, and the taking of any such acts and deeds, and the execution and delivery of any such documents, papers and instruments are hereby approved, ratified, confirmed and adopted;


               Effective September 12, 2000.

                                                     /s/ Jerry L. Barton
                                                     ------------------------
                                                     Jerry L. Barton

                                                     /s/ James W. Lewis
                                                     ------------------------
                                                     James W. Lewis

                                                     /s/ Thomas E. McMurrain
                                                     ------------------------
                                                     Thomas E. McMurrain

                                                     /s/ Claes Nobel
                                                     ------------------------
                                                     Claes Nobel

                                   Exhibit A
                                   ---------

                                              Type of       Number
Name                         Position         Option        of Shares      Vesting*      Plan**
----                         --------         ------        ---------      -------       ----
William Cole Smith           Director          NQSO          250,000         50%          SIP


* Vesting is the designated percentage per year of uninterrupted service for the Company measured from the date of grant.

** "SOP" means the Global E Tutor, Inc. Stock Option Plan. SIP means the Global E Tutor, Inc. 2000 Stock Incentive Plan.